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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-110170 of Ameritrade Holding Corporation on Form S-3 of our reports dated November 6, 2003 appearing in the Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 26, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
November 11, 2003